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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT, INC. LOGO]                      130 CHESHIRE LANE
                                                      MINNETONKA, MN 55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Thursday, November 20, 2003


                               NBC SPORTS PRESENTS
                 "THE TRAVEL CHANNEL WORLD POKER TOUR BATTLE OF
                  CHAMPIONS" 4-6 P.M. ET ON SUPER BOWL SUNDAY

WPT'S WILDLY POPULAR BRAND OF HIGH STAKES POKER COMES TO NETWORK TV, PROVIDING FOOTBALL FANS A "MUST-SEE" LEAD-IN TO THE GAME


LOS ANGELES - NBC is teaming up with WORLD POKER TOUR and Travel Channel to bring the smash hit cable series to network television on Super Bowl Sunday, February 1, 2004, from 4-6 p.m. (ET). On a day when television viewing is 15 to 20 percent higher than typical Sunday afternoons and when many people are flipping channels, looking for an alternative to pre-game Super Bowl programming, NBC will broadcast a new event: THE TRAVEL CHANNEL WORLD POKER TOUR BATTLE OF CHAMPIONS, where the ultimate poker champion will be crowned.

"With the World Poker Tour becoming one of the fastest growing and most talked about new properties on television, we are looking to create a showcase event," said Jon Miller, Sr. VP, Programming, NBC Sports. "Super Bowl Sunday is the perfect day to present the World Poker Tour to a network audience for the first time. There are enormous numbers of people at home and at parties looking for something entertaining to watch before the Super Bowl."

The champions from the 13 tournaments on the World Poker Tour's historic first season have been invited to square off at the incomparable Bellagio, Las Vegas. For the first time, champions from the classiest high-stakes poker tournaments across the country and around the world will meet head to head, card to card, chip to chip at the World Poker Tour final table--and only one will be crowned the ultimate poker champion, walking away with a six figure cash prize, plus a $25,000 seat in the next World Poker Tour Championship, a tournament with a prize pool worth millions.

The World Poker Tour has transformed poker into a televised mainstream sports sensation, creating record-setting ratings and capturing millions of new fans for America's favorite card game. The blockbuster series has riveted the nation's TV viewers thanks to its hallmarks--a blend of high caliber




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sports-style production shot from 13 different camera angles, expert commentary, cliffhanging "reality TV" drama and the WPT's signature "ace in the hole"--its revolutionary WPT Cams, that reveal the player's hidden cards. For the first time on network television, viewers will see those cards, making it possible for the audiences to feel like they're sitting in the seat making million dollar decisions on each hand.

"The World Poker Tour has done a terrific job in developing a unique production style for its telecasts. It's almost as though the viewers are sitting there right at the table," added NBC's Miller. "The only difference is that the viewers at home have the advantage of knowing the hole cards. The World Poker Tour Battle of Champions will be a fun, entertaining way to spend Sunday afternoon before the Super Bowl."

For THE TRAVEL CHANNEL WORLD POKER TOUR BATTLE OF CHAMPIONS on NBC, the WPT will unveil a new technology never seen before in televised poker--certain to up the stakes, increase the drama and add a new level of excitement to the game. The series will be hosted by the WPT's expert commentators Mike Sexton and Vince Van Patten, along with features by host Shana Hiatt.

Among the players invited to line up at the table are two-time WPT tournament winners "Gattlin' Gun" Gus Hansen and Chessmaster Howard Lederer, WPT 2003 Champion Alan Goehring, and other favorites: David "Devilfish" Ulliott, Cinderella-story Juha Helppi, Hip-Hop promoter Paul Darden, poker bad boy Layne Flack, leading pros Chris Karaguylleyan and businessman Ron Rose, as well as top international players Christer Johansson and Jose Rosenkrantz.

"We are very pleased with the overwhelming success of WPT on the Travel Channel, and we are looking forward to this exciting WPT event that will be airing as an NBC special on Super Bowl Sunday," stated Lyle Berman, Chairman and CEO of Lakes Entertainment, Inc., 80% owner of WPT. Mr. Berman continued, "The expansion of WPT's audience resulting from the NBC special should enhance WPT's potential merchandising and sponsorship markets and other future revenue opportunities."

"The WORLD POKER TOUR series has been hugely popular with Travel Channel viewers, and we are excited about this opportunity to work with NBC and the WORLD POKER TOUR to further build awareness by bringing this special WPT event to broadcast television," said Rick Rodriguez, Exec. VP, and General Manager, Travel Channel. "Poker is experiencing a renaissance of sorts, and this special is sure to add to poker's burgeoning allure."

The WORLD POKER TOUR airs regularly on Wednesday nights at 9 pm. ET/PT on The Travel Channel. In the WPT's second season, an extraordinary $30 million will be up for grabs. To play in a WORLD POKER TOUR event, go to www.worldpokertour.com for the complete 2003-2004 Tournament Schedule and casino contacts.

ABOUT THE WORLD POKER TOUR

The WORLD POKER TOUR, a global series of tournaments united under one banner, much like professional golf, has vastly widened the television audience for poker by injecting high concept, cutting-edge television production values into the dramatic world of high-stakes, upscale, tournament poker. By projecting poker's true image - a stylish and exhilarating sport combining cunning, skill and nerve played by unique personalities of all ages, gender and background - TV fans have become addicted to the televised action. Revolutionary technology revealing players' hidden cards and expert commentary from poker icons Mike Sexton and Vince Van Patten enables viewers to feel like they are in the seat - making million-dollar decisions on every hand. Host Shana Hiatt explains the game and explores the 14 luxurious locales that make up the WORLD POKER TOUR. Scoring some of the highest ratings in the



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history of the Travel Channel, the show continues to capture new fans, as well as to captivate many of the nation's 50 million poker enthusiasts. The WORLD POKER TOUR airs on the Travel Channel at 9 p.m. ET/PT every Wednesday night. The Travel Channel is the only television network devoted exclusively to travel entertainment. Capturing the fascination, freedom and fun of travel, the Travel Channel delivers insightful stories from the world's most popular destinations and inspiring diversions. Travel Channel is available in 74 million homes nationwide and is a service of Discovery Networks, U.S. For more information, go to www.worldpokertour.com. For media photos, go to www.press.discovery.com.

World Poker Tour, LLC is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc., which owns approximately 80% of WPT. WPT receives license payments from the Travel Channel for World Poker Tour episodes. WPT is also entitled to a portion of the revenues from other sources, including international distribution, merchandising and certain sponsorships, and WPT is currently exploring these opportunities.

Lakes Entertainment currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe.

Lakes Entertainment common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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